UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2023

Bellerophon Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36845	47-3116175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On January 4, 2023, Bellerophon Therapeutics, Inc. (“Bellerophon”) entered into a license agreement (the “License Agreement”) with Baylor BioSciences, Inc. (“Baylor”), pursuant to which Baylor will receive exclusive rights to develop and commercialize INOpulse within mainland China, Taiwan, Hong Kong and Macau (collectively, “Greater China”) for diseases associated with pulmonary hypertension, including the lead indication of fibrotic interstitial lung disease (fILD), as well as PH-Sarcoidosis and PH-COPD. Under the terms of the License Agreement, Bellerophon will receive a license payment of $6 million, payable by Baylor within 90 days, subject to certain closing conditions, including the notification by Bellerophon to Baylor within 45 days that there are no unresolved diligence issues relating the License Agreement. Additionally, Bellerophon is entitled to royalties of 5% on net sales by Baylor resulting from all of the licensed INOpulse indications within Greater China.

The foregoing is a summary of the terms of the License Agreement and is qualified in its entirety by the full text of such agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for its quarter ended March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: January 5, 2023	By:	/s/ Peter Fernandes
Name: Peter Fernandes Title: Chief Executive Officer

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